EXHIBIT 99.1

j2 Global Communications To Present at Jefferies & Co.
Communications and Media Conference

Los Angeles—September 20, 2004—j2 Global Communications, Inc. [NASDAQ: JCOM], the provider of outsourced, value-added messaging and communications services, today announced that the Company will present at the Jefferies & Co. Second Annual Communications and Media Conference on September 23, 2004, in New York City.

Scott Jarus, president, and R. Scott Turicchi, chief financial officer, will speak at the event. The j2 Global presentation is scheduled for 2:30 p.m. Eastern Time (11:30 a.m. Pacific Time).

A live Webcast of the presentation, including slides, will be available at www.jefco.com/0904commconf or through j2 Global’s Website at www.j2global.com. Please note that participants must register to access the Webcast. The Webcast will be archived on the Company’s Website for at least two weeks following the presentation.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc., provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans more than 1,350 cities in 20 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax®, j2®, jConnect®, JFAX®, eFax Corporate®, Electric Mail®, jBlast®, eFax BroadcastTM, PaperMaster®, ConsensusTM, M4 Internet®, Onebox® and Protofax®. As of June 30, 2004, j2 Global had achieved 29 consecutive quarters of revenue growth and 10 consecutive quarters of positive earnings. For more information about j2 Global, please visit www.j2global.com.

Contacts:
Christine Brodeur	Jeff Adelman
Socket Media, Inc.	j2 Global Communications, Inc.
310-829-0556	323-372-3617
c.brodeur@socketmedia.com	press@j2global.com